As filed with the Securities and Exchange Commission on December 21, 2009

Registration No. 333-161552

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2930 W. Sam Houston Pkwy. N., Suite 300

Houston, Texas 77043

(713) 849-9911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jesse E. Neyman

Executive Vice President, Finance and Strategic Planning

2930 W. Sam Houston Pkwy. N., Suite 300

Houston, Texas 77043

(713) 849-9911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Mark Young

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2009

Prospectus

7,697,384 Shares

FLOTEK INDUSTRIES, INC.

Common Stock

This prospectus relates to the resale of 7,697,384 shares of the common stock of Flotek Industries, Inc. that may be offered and sold from time to time by the selling stockholders named in this prospectus.

The selling stockholders and their permitted transferees may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See “Plan of Distribution” on page 9 for more information on this topic.

Our common stock is listed on the New York Stock Exchange under the symbol “FTK.” On December 17, 2009, the closing sale price of our common stock on the New York Stock Exchange was $1.10 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 20

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Flotek,” “we,” “us,” and “our” mean Flotek Industries, Inc. and its wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the resale by the selling stockholders of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.flotekind.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•

our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 16, 2009, as amended by our annual report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2008, as filed with the SEC on November 23, 2009, as further amended by our annual report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2008, as filed with the SEC on December 21, 2009, which we refer to collectively as our 2008 Form 10-K;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 7, 2009, which we refer to as our First Quarter 2009 Form 10-Q;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC on August 13, 2009, which we refer to as our Second Quarter 2009 Form 10-Q;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2009, as filed with the SEC on November 16, 2009, which we refer to as our Third Quarter 2009 Form 10-Q;

•

our current reports on Form 8-K, as filed with the SEC on March 3, 2009, March 16, 2009, March 23, 2009, March 27, 2009, May 15, 2009, June 8, 2009, August 12, 2009, August 17, 2009, August 26, 2009, September 17, 2009, November 4, 2009 and November 10, 2009; and

•	the description of our common stock, par value $0.0001 per share, in our Registration Statement on Form 8-A (File No. 001-13270) under Section 12(b) of the Exchange Act.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Flotek Industries, Inc.

2930 W. Sam Houston Pkwy. N, Suite 300

Houston, Texas 77043

(713) 849-9911

Attn: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 2. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

We are a diversified global supplier of drilling and production related products and services to the oil and gas industry. Our business is organized into three strategic business units or segments: Chemicals and Logistics, Drilling Products and Artificial Lift. Each segment is managed independently, offers various products and services and requires different technology and marketing strategies. All three segments market products domestically and internationally.

Chemicals and Logistics – The chemicals business offers a full spectrum of oil gas field specialty chemicals used for drilling, cementing, stimulation, and production designed to maximize recovery from both new and mature fields. Our specialty chemicals, with enhanced performance characteristics and manufactured to withstand a wide range of downhole pressures, temperatures and other well-specific conditions, are key to the success of this business segment. We operate two laboratories, a technical services laboratory and a research and development laboratory, which focus on design, development and testing of new chemical formulations and enhancement of existing products, often in cooperation with our customers.

Our logistics business designs, project manages and operates automated bulk material handling and loading facilities for oilfield service companies. These bulk facilities handle oilfield products, including sand and other materials for well-fracturing operations, dry cement and additives for oil and gas well cementing, and supplies and materials used in oilfield operations, which we blend to customer specification.

Drilling Products – We are a leading provider of downhole drilling tools used in the oilfield, mining, water-well and industrial drilling sectors. We manufacture, sell, rent and inspect specialized equipment for use in drilling, completion, production and workover activities. Through internal growth and acquisitions, we have increased the size and breadth of our rental tool inventory and geographic scope of operations so that we now conduct tool rental operations throughout the United States and in select international markets. Our rental tools include stabilizers, drill collars, reamers, wipers, jars, shock subs, wireless survey, measurement while drilling, or MWD, tools and mud-motors, while equipment sold includes centralizers and drill bits. We focus our product marketing efforts primarily in the Gulf of Mexico, Mid-Continent and Rocky Mountain regions of the United States, with international sales currently conducted through third party agents and employees.

Artificial Lift – We provide pumping system components, including electric submersible pumps, or ESPs, gas separators, production valves and services. Our products address the needs of coal bed methane and traditional oil and gas production to efficiently move gas, oil and other fluids from the producing horizon to the surface. Several of our artificial lift products employ unique technologies to improve well performance. Our patented Petrovalve product optimizes pumping efficiency in horizontal completions, heavy oil and wells with high gas to liquids ratios. This unique valve can be placed horizontally, results in increased flow per stroke, and eliminates gas locking by replacing the traditional ball and seat valve that requires more maintenance. Furthermore, our patented gas separation technology is particularly applicable for coal bed methane production as it efficiently separates gas and water downhole, ensuring solution gas is not lost in water production. Because gas is separated downhole, it reduces the environmental impact of escaped gas at the surface. The majority of our products for Artificial Lift are manufactured in China, assembled domestically and distributed globally.

Our principal executive offices are located at 2930 W. Sam Houston Pkwy. N., Houston, Texas 77043, and our telephone number is (713) 849-9911. Our website address is http://www.flotekind.com. However, information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including those listed below and the other risks listed under the caption “Risk Factors” incorporated by reference to our 2008 Form 10-K, our First Quarter 2009 Form 10-Q, our Second Quarter 2009 Form 10-Q and our Third Quarter 2009 Form 10-Q. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock. You could lose all or part of your investment in the common stock.

Additional Risks Associated With an Investment in Our Common Stock

Substantial sales of our common stock could adversely affect our stock price.

Sales of a substantial number of shares of common stock after the date of this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Such sales could cause the market price of our common stock to decline.

On August 11, 2009, in connection with the private placement of preferred stock, exercisable warrants to purchase common stock and contingent warrants to purchase common stock, we entered into purchase agreements with certain accredited investors, who collectively hold or have the right to acquire a total of 17,436,512 shares of our common stock. Pursuant to the purchase agreements, we have filed and are obligated to maintain a “shelf” registration statement relating to the resale of certain of the shares of our common stock issuable upon conversion of the preferred stock and exercise of the warrants issued to the accredited investors in the private placement.

By causing a large number of shares to be sold in the public market, these holders could cause the market price of our common stock to decline. We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Of the 7,697,384 shares of common stock to be offered and sold pursuant to this prospectus, 2,480,000 shares of common stock will be issued to the selling stockholders upon exercise of certain warrants. We will receive an aggregate of $5,728,800 from the selling stockholders upon exercise of these warrants assuming all of such warrants are exercised.

SELLING STOCKHOLDERS

On August 12, 2009, we completed a private placement of preferred stock, exercisable warrants to purchase common stock and contingent warrants to purchase common stock. The preferred stock is convertible into shares of our common stock and the warrants entitle the holders thereof to purchase shares of our common stock. The issuance of the preferred stock and the warrants was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, which did not involve a public offering. In connection with the private placement, we entered into purchase agreements with certain accredited investors. Under the purchase agreements, we have agreed to indemnify each selling stockholder and their respective directors, officers, members, partners, employees, agents and representatives, against certain liabilities, including liabilities under the Securities Act. Additionally, pursuant to the purchase agreements, we agreed to file with the SEC a registration statement relating to the registration of the offer and sale by the accredited investors of the 7,697,384 shares of our common stock issuable upon conversion of the preferred stock and exercise of the exercisable warrants issued to the accredited investors in the private placement. We have filed the registration statement of which this prospectus forms a part in order to comply with our obligation under the purchase agreements to the accredited investors.

Jerry D. Dumas, Sr., one of the selling stockholders, is the Chairman of the Board of Directors of the Company.

The following table sets forth information regarding the selling stockholders and the number of shares of common stock each selling stockholder is offering. The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus. The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. The percentage ownership data is based on 23,437,714 shares of our common stock issued and outstanding as of October 30, 2009.

	Shares Beneficially Owned Before the Offering		Shares That May be Offered Hereby	Shares Beneficially Owned After the Offering
Name	Number	Percent		Number	Percent
Calm Waters Partnership (1)	1,177,586	4.99%	841,901	1,177,586	4.99%
Hopewell Capital LLC (2)	108,978	*	48,108	60,870	*
Columbus Capital Offshore Fund, Ltd (3)	98,080	*	43,297	54,783	*
Columbus Capital Partners, LP (4)	653,869	2.71%	288,652	365,217	1.53%
Peter & Jaquelyn Barbara, JTWROS (5)	188,467	*	72,163	116,304	*
EBS Convertible Fund I (6)	392,322	1.65%	173,191	219,131	*
EBS Partners, LP (7)	250,650	1.06%	110,650	140,000	*
EBS Asset Management Profit Sharing Plan-All Cap (8)	87,183	*	38,487	48,696	*
EBS Asset Management Profit Sharing Plan-Balanced (9)	32,693	*	14,433	18,260	*
Robert J. Suttman II (10)	54,489	*	24,054	30,435	*
Mark E. Brady (11)	54,489	*	24,054	30,435	*
Guy E. Matthews (12)	21,796	*	9,622	12,174	*
Alpha Capital Anstalt (13)	272,446	1.15%	120,272	152,174	*
GLG Market Neutral Fund (14)	1,089,782	4.44%	481,087	608,695	2.53%
Paul Jasinkiewicz (15)	942,249	3.95%	192,435	749,814	3.17%
Palo Alto Global Energy Master Fund, L.P. (16)	1,089,782	4.44%	481,087	608,695	2.53%
Palo Alto Fund II, L.P. (17)	179,814	*	79,379	100,435	*
Kingsbrook Opportunities Master Fund, LP (18)	217,956	*	96,217	121,739	*
Straus Partners, L.P. (19)	431,935	1.82%	144,326	287,609	1.22%
Straus-GEPT Partners, L.P. (20)	287,956	1.22%	96,217	191,739	*
Alliance 2000, Ltd (21)	347,446	1.47%	120,272	227,174	*
Jerry & Nancy Dumas, JTWROS (22)	1,197,591	4.99%	96,217	1,197,591	4.99%
Dr. Gerald Imber IRA (23)	69,489	*	24,054	45,435	*
Eileen Imber IRA (24)	34,745	*	12,027	22,718	*
Thomas A. Dugan (25)	882,891	3.68%	240,543	642,348	2.71%
Dugan Production Corp (26)	1,214,948	4.99%	601,359	1,065,869	4.40%
Pentwater Growth Fund, Ltd (27)	670,216	2.78%	295,868	374,348	1.57%
Oceana Master Fund Ltd. (28)	419,566	1.76%	185,218	234,348	*
The Northwestern Mutual Life Insurance Company (29)	1,230,967	4.99%	938,119	1,186,956	4.82%
Rockmore Investment Master Fund Ltd. (30)	381,424	1.60%	168,380	213,044	*
DCF Partners L.P. (31)	544,891	2.27%	240,543	304,348	1.28%
Hudson Bay Overseas Fund, Ltd. (32)	348,730	1.48%	76,974	271,756	1.15%
Hudson Bay Fund LP (33)	196,160	*	43,298	152,862	*
Cross River Partners LP (34)	163,467	*	72,163	91,304	*
Kettle Creek Small Cap Fund, LP (35)	272,446	1.15%	120,272	152,174	*
Cornix Management, LLC (36)	163,467	*	72,163	91,304	*
Iroquois Master Fund Ltd (37)	1,230,967	4.99%	721,630	913,043	3.75%
Iroquois Capital Opportunity Fund LP (38)	490,402	2.05%	216,489	273,913	1.16%
Cranshire Capital, L.P. (39)	163,467	*	72,163	91,304	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	The address of Calm Waters Partnership is 115 South 84th Street, Suite 200, Milwaukee, Wisconsin 53214. Richard S. Strong, managing director of Calm Waters Partnership, exercises voting and investment power over these shares. Shares beneficially owned do not include shares issuable upon conversion of the preferred stock or exercise of the warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such preferred stock and warrants limiting the conversion or exercise thereof if such conversion or exercise would cause the holder to beneficially own more than 4.99% of our common stock.
(2)	The address of Hopewell Capital LLC is 15 Fenimore Road, Scarsdale, New York 10583. Richard Adelaar exercises voting and investment power over these shares.
(3)	The address of Columbus Capital Offshore Fund, Ltd is 1 Market Street, Suite 3790, San Francisco, California 94105. Matthew D. Ockner, managing member, and Columbus Capital Management, LLC, investment manager, exercise shared voting and investment power over these shares.
(4)	The address of Columbus Capital Partners, LP is 1 Market Street, Suite 3790, San Francisco, California 94105. Columbus Capital Management, LLC is the general partner of Columbus Capital Partners, LP. Matthew D. Ockner, managing member of Columbus Capital Management, LLC, exercises voting and investment power over these shares and disclaims beneficial ownership.
(5)	The address of Peter & Jaquelyn Barbara, JTWROS is 239 Sugarberry Circle, Houston, Texas 77024.
(6)	The address of EBS Convertible Fund I is 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459. EBS Asset Management is the general partner of EBS Convertible Fund I. Ronald L. Eubel and Mark E. Brady exercise shared voting and investment power over these shares.
(7)	The address of EBS Partners, LP is 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459. Mark E. Brady, Ronald L. Eubel and Robert J. Suttman II are the general partners of EBS Partners, LP and exercise shared voting and investment power over these shares.
(8)	The address of EBS Asset Management Profit Sharing Plan—All Cap is 7777 Washington Village Drive, Suite 210, Dayton Ohio 45459. Ronald L. Eubel and Mark E. Brady are the trustees of EBS Asset Management Profit Sharing Plan—All Cap and exercise shared voting and investment power over these shares.
(9)	The address of EBS Asset Management Profit Sharing Plan—Balanced is 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459. Ronald L. Eubel and Mark E. Brady are the trustees of EBS Asset Management Profit Sharing Plan—Balanced and exercise shared voting and investment power over these shares.
(10)	The address of Robert J. Suttman II is 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459.
(11)	The address of Mark E. Brady is 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459.
(12)	The address of Guy E. Matthews is 464 Oak Lane, Houston, Texas 77024.
(13)	The address of Alpha Capital Anstalt is 150 Central Park South, 2nd Floor, New York, New York 10019. Konrad Ackerman exercises voting and investment power over these shares.
(14)	The address of GLG Market Neutral Fund is 1 Curran Street London W1J 5HB United Kingdom. GLG Partners LP is the investment partner of GLG Market Neutral Fund. GLG Partners Limited is the general partner of GLG Partners LP. Noam Gottesman, Pierre Lagrange and Emmanuel Roman are the directors of GLG Partners Limited and exercise shared voting and investment power over these shares.
(15)	The address of Paul Jasinkiewicz is 211 Douglass Avenue, Bernardsville, New Jersey 07924.
(16)	The address of Palo Alto Global Energy Master Fund, L.P. is 470 University Avenue, Palo Alto, California 94301. Palo Alto Investors, LLC is the general partner and investment adviser of Palo Alto Global Energy Master Fund, L.P. William L. Edwards, Chief Investment Officer, and Anthony Joonkyoo Yun, President, of Palo Alto Investors, LLC, exercise shared voting and investment power over these shares. Palo Alto Global Energy Master Fund, L.P., Palo Alto Investors, LLC, William L. Edwards and Anthony Joonkyoo Yun each disclaim beneficial ownership of the shares except to the extent of their pecuniary interest in such shares.
(17)

The address of Palo Alto Fund II, L.P. is 470 University Avenue, Palo Alto, CA 94301. Palo Alto Investors, LLC is the general partner and investment adviser of Palo Alto Fund II, L.P. William L. Edwards, Chief Investment Officer, and Anthony Joonkyoo Yun, President, of Palo Alto Investors, LLC, exercise shared voting and investment power over these shares. Palo Alto Fund II, L.P., Palo Alto

Investors, LLC, William L. Edwards and Anthony Joonkyoo Yun each disclaim beneficial ownership of the shares except to the extent of their pecuniary interest in such shares.
(18)	The address of Kingsbrook Opportunities Master Fund, LP is 590 Madison Avenue, 27th Floor, New York, New York 10022. Kingsbrook Opportunities GP LLC is the general partner of Kingsbrook Opportunities Master Fund, LP and may be considered the beneficial owner of any shares deemed to be beneficially owned by Kingsbrook Opportunities Master Fund, LP. Kingsbrook Opportunities GP LLC disclaims beneficial ownership of these shares. Kingsbrook Partners LP is the investment manager of Kingsbrook Opportunities Master Fund LP and exercises voting and investment power over these shares. Kingsbrook Partners LP disclaims beneficial ownership of these shares. KB GP LLC is the general partner of Kingsbrook Partners LP and may be considered the beneficial owner of any shares deemed to be beneficially owned by Kingsbrook Partners LP. KB GP LLC disclaims beneficial ownership of these shares. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Kingsbrook Opportunities GP LLC and KB GP LLC and may be considered beneficial owners of any shares deemed beneficially owned by Kingsbrook Opportunities GP LLC and KB GP LLC. Messrs. Storch, Chill and Wallace exercise shared voting and investment power over these shares. Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these shares.
(19)	The address of Straus Partners, L.P. is 320 Park Avenue, 10th Floor, New York, New York 10022. Melville Straus exercises voting and investment power over these shares.
(20)	The address of Straus-GEPT Partners, L.P. is 320 Park Avenue, 10th Floor, New York, New York 10022. Melville Straus exercises voting and investment power over these shares.
(21)	The address of Alliance 2000, Ltd is 265 Waterford Way, Montgomery, Texas 77356. BHC Management Corp. is the general partner of Alliance 2000, Ltd. William A. Coskey, President, and Hulda L. Coskey, Vice President, exercise shared voting and investment power over these shares.
(22)	The address of Jerry & Nancy Dumas, JTWROS is 808 Travis Street, Suite 1412, Houston, Texas 77002. Shares beneficially owned do not include shares issuable upon conversion of the preferred stock or exercise of the warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such preferred stock and warrants limiting the conversion or exercise thereof if such conversion or exercise would cause the holder to beneficially own more than 4.99% of our common stock.
(23)	The address of Dr. Gerald Imber IRA is 1 Bookman Place, New York, New York 10022. Peter Imber exercises voting and investment power over these shares. Peter Imber disclaims beneficial ownership of these shares.
(24)	The address of Eileen Imber IRA is 400 East 52nd Street, Suite 12J, New York, New York 10022. Peter Imber exercises voting and investment power over these shares. Peter Imber disclaims beneficial ownership of these shares.
(25)	The address of Thomas A. Dugan is Post Office Box 234, Farmington, New Mexico 87499.
(26)	The address of Dugan Production Corp is Post Office Box 420, Farmington, New Mexico 87499. Thomas A. Dugan exercises voting and investment power over these shares. Shares beneficially owned do not include shares issuable upon conversion of the preferred stock or exercise of the warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such preferred stock and warrants limiting the conversion or exercise thereof if such conversion or exercise would cause the holder to beneficially own more than 4.99% of our common stock.
(27)	The address of Pentwater Growth Fund, Ltd is 227 West Monroe Street, Suite 4000, Chicago, Illinois 60606. Matthew Halbower exercises voting and investment power over these shares.
(28)	The address of Oceana Master Fund Ltd. is 227 West Monroe Street, Suite 4000, Chicago, Illinois 60606. Matthew Halbower exercises voting and investment power over these shares.
(29)

The address of The Northwestern Mutual Life Insurance Company is 720 East Wisconsin Avenue, Milwaukee Wisconsin 53202. Northwestern Investment Management Company, LLC, a wholly owned subsidiary of The Northwestern Mutual Life Insurance Company, is an investment advisor to The Northwestern Mutual Life Insurance Company. Northwestern Investment Management Company, LLC may be deemed to be an indirect beneficial owner with shared voting and investment power over these shares. Jerome R. Baier is a portfolio manager for Northwestern Investment Management Company, LLC and manages the portfolio that holds these shares and may be deemed to be an indirect beneficial owner with shared voting and investment power over these shares. Shares beneficially owned do not include shares issuable upon conversion of the preferred stock or exercise of the warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such preferred stock and warrants limiting the conversion or exercise thereof if such conversion or exercise would cause the holder to beneficially own more than 4.99% of our common stock.

(30)	The address of Rockmore Investment Master Fund Ltd. is 150 East 58th Street, New York, New York 10155. Rockmore Capital, LLC and Rockmore Partners, LLC serve as the investment manager and general partner, respectively, of Rockmore Investments (US) LP, which invests all of its assets through Rockmore Investment Master Fund Ltd. Rockmore Capital, LLC and Rockmore Partners, LLC may be deemed to share dispositive power over these shares. Rockmore Capital, LLC and Rockmore Partners, LLC disclaim beneficial ownership of these shares. Rockmore Partners, LLC has delegated authority to Rockmore Capital, LLC regarding the portfolio management decisions with respect to shares owned by Rockmore Investment Master Fund Ltd. and, as of August 26, 2009, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, LLC, are responsible for the portfolio management decisions of the shares owned by Rockmore Investment Master Fund Ltd. Messrs. Bernstein and Daly may be deemed to share dispositive power over shares owned by Rockmore Investment Master Fund Ltd. Messrs. Bernstein and Daly disclaim beneficial ownership of these shares. No other person has sole or shared voting or dispositive power with respect to these shares. No person or “group” controls Rockmore Investment Master Fund Ltd.
(31)	The address of DCF Partners L.P. is 80 Field Point Road, Greenwich, Connecticut 06830. Douglas C. Floren, managing partner of DCF Partners L.P., exercises voting and investment power over these shares.
(32)	The address of Hudson Bay Overseas Fund, Ltd. is 120 Broadway 40th Floor, New York, New York 10271. Sander Gerber exercises voting and investment power over these shares. Sander Gerber disclaims beneficial ownership of these shares.
(33)	The address of Hudson Bay Fund LP is 120 Broadway 40th Floor, New York, New York 10271. Sander Gerber exercises voting and investment power over these shares. Sander Gerber disclaims beneficial ownership of these shares.
(34)	The address of Cross River Partners LP is 90 Grove Street, Ridgefield, Connecticut 06877. Richard A. Murphy exercises voting and investment power over these shares.
(35)	The address of Kettle Creek Small Cap Fund, LP is 257 Riverside Avenue, Westport, Connecticut 06880. Richard E. Phillips is the general partner of Kettle Creek Small Cap Fund, LP and exercises voting and investment power over these shares.
(36)	The address of Cornix Management, LLC is 17 State Street Suite 1000, New York, New York 10004. Steve Urbach, Kerry Propper and Jonas Grossman exercise shared voting and investment power over these shares.
(37)	The address of Iroquois Master Fund Ltd is 641 Lexington Ave Fl 26, New York, New York 10022-4503. Joshua Silverman exercises voting and investment power over these shares. Mr. Silverman disclaims beneficial ownership of these shares. Shares beneficially owned do not include shares issuable upon conversion of the preferred stock or exercise of the warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such preferred stock and warrants limiting the conversion or exercise thereof if such conversion or exercise would cause the holder to beneficially own more than 4.99% of our common stock.
(38)	The address of Iroquois Capital Opportunity Fund LP is 641 Lexington Ave Fl 26, New York, New York 10022-4503. Joshua Silverman exercises voting and investment power over these shares. Mr. Silverman disclaims beneficial ownership of these shares.
(39)	The address of Cranshire Capital, L.P. is 3100 Dundee Road Suite 703, Northbrook, Illinois 60062. Downsview Capital, Inc. is the general partner of Cranshire Capital, L.P. and has voting and investment power over shares held by Cranshire Capital, L.P. Mitchell P. Kopin, President of Downsview Capital, Inc., has voting control over Downsview Capital, Inc. Downsview Capital, Inc. and Mr. Kopin may be deemed to have beneficial ownership of these shares.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold by the selling stockholders or their transferees from time to time in:

•	transactions in the over-the-counter market, the New York Stock Exchange, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE or exchanges;

•	underwritten offerings;

•	distributions to equity security holders, partners or other stockholders of the selling stockholders;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.

The selling stockholders may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.

The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholders effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholders or their transferees may effect transactions by selling the shares of common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

The selling stockholders and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling stockholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any. We will, however, receive certain amounts from the selling stockholders upon exercise of certain warrants prior to the sale by the selling stockholders of certain of the shares of common stock that may be offered and sold pursuant to this prospectus. We will indemnify the selling stockholders against some civil liabilities, including some liabilities which may arise under the Securities Act.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Flotek as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their reports thereon, and are incorporated by reference herein in reliance upon such reports given the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. The selling stockholders will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with their sales of the shares. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$744
Printing and engraving expenses	10,000
Transfer agent and registrar fees	5,000
Accounting fees and expenses	5,000
Legal fees and expenses	5,000
Miscellaneous	3,000

Total	$28,744

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).

Furthermore, our Amended and Restated Certificate of Incorporation and Bylaws provide for (i) indemnification of our directors, officers and employees and agents (to the extent deemed appropriate by the board of directors) to the fullest extent permitted by applicable law; (ii) the right of our directors, officers, employees and agents to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition to the fullest extent authorized by applicable law; (iii) the payment or reimbursement of expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) the purchase of insurance by us to protect us and any person who is or was serving as our director, officer, employee or agent.

We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 16.	Exhibits.

The exhibits listed on the Exhibit Index to this registration statement are hereby incorporated by reference.

Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(i), (A)(1)(ii) and A(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a report filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 21, 2009.

FLOTEK INDUSTRIES, INC.

By:	/S/ JESSE E. NEYMAN
Jesse E. Neyman Executive Vice President, Finance and Strategic Planning

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Chisholm and Jesse E. Neyman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 21, 2009.

Signature	Title

/S/ JOHN W. CHISHOLM John W. Chisholm	Interim President and Director (Principal Executive Officer)

/S/ JESSE E. NEYMAN Jesse E. Neyman	Executive Vice President, Finance and Strategic Planning (Principal Financial and Principal Accounting Officer)

/S/ JERRY D. DUMAS, SR. Jerry D. Dumas, Sr.	Chairman

/S/ KENNETH T. HERN Kenneth T. Hern	Director

/S/ JOHN REILAND John Reiland	Director

/S/ RICHARD O. WILSON Richard O. Wilson	Director

EXHIBITS

Number	Exhibit Title

*1.1	Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Flotek Industries, Inc., dated September 30, 2007 (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Report on Form 10-Q filed on November 9, 2007).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Flotek Industries, Inc., dated November 9, 2009 (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Repot on Form 10-Q filed on November 16, 2009).

4.3	Certificate of Designations for Series A Cumulative Convertible Preferred Stock, dated August 11, 2009 (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.4	Bylaws of Flotek Industries, Inc. (incorporated by reference to Appendix F to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.5	Form of Warrant to Purchase Common Stock of Flotek Industries, Inc., dated August 31, 2000 (incorporated by reference to Exhibit 4.3 to Flotek Industries, Inc.’s Registration Statement on Form SB-2 (SEC File No. 333-129308), filed on October 28, 2005).

4.6	Form of Exercisable Warrant, dated August 11, 2009 (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.7	Form of Contingent Warrant, dated August 11, 2009 (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.8	Base Indenture, dated February 14, 2008, by and among Flotek Industries, Inc., the guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on February 14, 2008).

4.9	First Supplemental Indenture, dated February 14, 2008, by and among Flotek Industries, Inc., the guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on February 14, 2008).

4.10	Form of Global Security (incorporated by reference to Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on February 14, 2008).

4.11	Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.5 to Flotek Industries, Inc.’s Registration Statement on Form S-3 (SEC File No. 333-148384), filed on December 28, 2007).

4.12	Form of Unit Purchase Agreement, dated August 11, 2009, among Flotek Industries, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 12, 2009).

**5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered by Flotek Industries, Inc.

***23.1	Consent of UHY LLP.

**23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

***24.1	Powers of Attorney (included on signature page to the registration statement).

*	If an underwriting agreement is utilized, it will be filed by amendment or as an exhibit to a Current Report on Form 8-K filed at a later date in connection with a specific offering.
**	Previously filed.
***	Filed herewith.